SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                 FORM 8-K


                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)          May 10, 1994



                    DEAN WITTER REALTY YIELD PLUS, L.P.
          (Exact name of registrant as specified in its charter)


          Delaware                  0-18148               13-3426531
(State or other jurisdiction       (Commission         (I.R.S. Employer
    of incorporation)              File Number)        Identification No.)


  Two World Trade Center, New York, New York              10048
   (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (212) 392-1054



       (Former name or former address, if changed since last report)

Item 5.  Other Events

Valuation per Unit of Limited Partnership Interest

     The Managing General Partner of the Partnership has estimated the value per Unit of limited partnership interest at December 31, 1993 to be $10.40. This value was based on estimated values of the Partnership's real estate properties by the Managing General Partner, which were reviewed for reasonableness by Cushman & Wakefield, an independent appraisal firm, with adjustments for other Partnership assets and liabilities. The estimated values of the properties do not necessarily reflect the amounts which could be obtained upon an immediate liquidation of the properties. The value per Unit does not represent the market price for the Units. In the limited market for resale of Partnership Units, a seller would most likely receive a discount to the $10.40 value upon sale of the Unit.


                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DEAN WITTER REALTY YIELD PLUS, L.P.


                            By:   Dean Witter Realty Yield Plus Inc.
                                  Managing General Partner


                            By:   /s/E. Davisson Hardman, Jr.
                                  E. Davisson Hardman, Jr.
                                  President

Date:  May 10, 1994